Exhibit 4.1

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT (this “Amendment”), dated as of January 3, 2014, by and between JOS. A. BANK CLOTHIERS, INC., a Delaware corporation (the “Company”), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, (“Rights Agent”), is made with reference to the following facts:

A.           The Company and the Rights Agent entered into that certain Rights Agreement, dated as of September 6, 2007 (the “Rights Agreement”) in order to implement a shareholder rights plan as more fully described therein.  Terms with initial letters capitalized that are not otherwise defined herein shall have their respective meanings as set forth in the Rights Agreement.

B.           Pursuant to Section 27 of the Rights Agreement, the Company may amend or supplement any provision of the Rights Agreement, prior to a Distribution Date, which the Company may deem necessary or desirable, without approval of any holders of Rights Certificates, and the Rights Agent shall, if the Company so directs, execute such supplement or amendment.

C.           The Company, pursuant to a resolution duly adopted by its Board of Directors, has determined that it is desirable to amend the Rights Agreement as provided in this Amendment.

D.           The Company hereby states that there is not as of the date hereof any Acquiring Person and no Distribution Date has occurred under the Rights Agreement.

E.           The Company desires to amend the Rights Agreement in certain respects as set forth herein, including to:  (i) decrease the beneficial ownership threshold from 20% to 10% by which any Person (together with all Affiliates and Associates of such Person) becomes an Acquiring Person as contemplated by the Rights Agreement (subject to certain exceptions as set forth herein); (ii) include provisions in respect of certain derivative or synthetic arrangements having characteristics of a long position in the Common Shares in the definition of securities which a Person shall be deemed to beneficially own; (iii) increase the Purchase Price to $250; (iv) allow the Company’s Board of Directors to redeem the Rights (as defined in the Rights Agreement) for any reason at any time prior to the close of business on the Distribution Date.

F.           On June 17, 2010, the Company declared a 50% stock dividend pursuant to which each shareholder of record as of July 30, 2010 received one additional share of common stock for every two shares then owned (the “Stock Dividend”); the Company desires that any modification to the provisions of the Rights Agreement that may have taken effect pursuant to the Stock Dividend shall be of no further force and effect and the only modifications to the Rights Agreement, as in effect on September 6, 2007 shall be set forth in this Amendment.

F.           The Company hereby states that all acts and things necessary to make this Amendment a valid agreement according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects authorized by the Company and the Rights Agent.

NOW, THEREFORE, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent hereby amend, effective upon the date hereof, the Rights Agreement as follows:

1.           Amendment of Section 1(a).  The definition of “Acquiring Person” set forth in Section 1(a) of the Rights Agreement is amended and restated to read in its entirety as follows:

“(a)           ‘Acquiring Person’ shall mean any Person (as such term is hereinafter defined) who or that, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 10% or more of the Common Shares then outstanding.  Notwithstanding the foregoing, (A) the term Acquiring Person shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit or compensation plan of the Company or any Subsidiary of the Company or (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan of the Company or any Subsidiary of the Company, (B) no Person shall become an “Acquiring Person” (i) as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares issued and outstanding, increases the proportionate number of Common Shares beneficially owned by such Person to 10% or more of the Common Shares then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 10% or more of the Common Shares then outstanding by reason of share purchases by the Company and shall, following written notice from, or public disclosure by the Company of such share purchases by the Company, become the Beneficial Owner of any additional Common Shares without the prior consent of the Company and shall then Beneficially Own more than 10% of the Common Shares then outstanding, then such Person shall be deemed to be an “Acquiring Person,” (ii) as the result of the acquisition of Common Shares directly from the Company; provided, however, that if a Person shall become the Beneficial Owner of 10% or more of the Common Shares then outstanding by reason of share purchases or issuances directly from the Company and shall, after that date, become Beneficial Owner of any additional Common Shares without the prior written consent of the Company and shall then Beneficially Own more than 10% of the Common Shares then outstanding, then such Person shall be deemed to be an “Acquiring Person,” (iii) if the Board of Directors determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently, and such Person divests, as promptly as practicable (as determined in good faith by the Board of Directors), following receipt of written notice from the Company of such event, of Beneficial Ownership of a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement; provided, however, that if such Person shall again become the Beneficial Owner of 10% or more of the Common Shares then outstanding, such Person shall be deemed an “Acquiring Person,” subject to the exceptions set forth in this Section 1(a), (iv) if, as of January 3, 2014, any Person is the Beneficial Owner of nine percent (9%) or more of the Common Shares of the Company then outstanding, but no greater than nineteen and ninety-nine one hundredths percent (19.99%) of the Common Shares of the Company then outstanding, such Person shall not be or become an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), provided that such Person is not (and does not become) the Beneficial Owner of a percentage of the Common Shares of the Company outstanding that is greater (by more than one percent (1%) of the Common Shares of the Company then outstanding) than (x) the percentage of the Common Shares of the Company outstanding as to which such Person had beneficial ownership on January 3, 2014 or (y) such lesser percentage as to which such Person has beneficial ownership following any transfer of the Company’s securities by such Person after January 3, 2014; provided, however, that this subsection (iv) shall pertain, as to any such Person, only until the first time, following January 3, 2014, as such Person has beneficial ownership of less than nine percent (9%) of the Common Shares of the Company then outstanding or (v) who or which otherwise would be an Acquiring Person as of January 3, 2014 solely as a result of giving effect to Section 2 of this Amendment; provided, however, that such Person shall become an Acquiring Person if, following the Close of Business on January 3, 2014, such Person, together with all Affiliates and Associates of such Person, acquires Beneficial Ownership (after giving effect to Section 2 of this Amendment) of additional shares of Common Shares representing one percent (1%) or more of the Common Shares and (C) FMR LLC (referred to collectively with its Affiliates and Associates as “FMR”) shall not become an Acquiring Person, unless and until FMR shall become the Beneficial Owner of a percentage of the Common Shares of the Company outstanding that is greater (by more than one percent (1%) of the Common Shares of the Company then outstanding) than (1) the percentage of the Common Shares of the Company outstanding as to which FMR had beneficial ownership on January 3, 2014, or (2) such lesser percentage as to which FMR has beneficial ownership following any transfer of the Company’s securities by FMR after January 3, 2014; provided, however, that this clause (C) shall pertain only until the first time, following January 3, 2014, as FMR has beneficial ownership of less than nine percent (9%) of the Common Shares of the Company then outstanding.

2.           Amendment of Section 1(c).  Section 1(c) of the Rights Agreement is amended to delete the “or” after clause (ii), substitute “; or” for the period after clause (iii), and add the following after clause (iii) and prior to the word "Notwithstanding":

“(iv)            that are the subject of (or synthetically owned pursuant to) a derivative transaction entered into by such Person or any of such Person’s Affiliates or Associates, including, for these purposes, any derivative security acquired by such Person or any of such Person’s Affiliates or Associates, that gives such Person or any of such Person’s Affiliates or Associates the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities, or which provides such Person or any of such Person’s Affiliates or Associates an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any change in the value of such securities, in any case without regard to whether (A) such derivative conveys any voting rights in such securities to such Person or any of such Person’s Affiliates or Associates, (B) the derivative is required to be, or capable of being, settled through delivery of such securities, or (C) such Person or any of such Person’s Affiliates or Associates may have entered into other transactions that hedge the economic effect of such derivative. In determining the number of Common Shares “beneficially owned” by virtue of the operation of this Section 1(c)(iv), the subject Person shall be deemed to “beneficially own” (without duplication) the notional or other number of Common Shares specified in the documentation evidencing the derivative position as being subject to be acquired upon the exercise or settlement of the applicable right or as the basis upon which the value or settlement amount of such right, or the opportunity of the holder of such right to profit or share in any profit, is to be calculated in whole or in part, and in any case (or if no such number of Common Shares is specified in such documentation or otherwise), as determined by the Board in good faith to be the number of Common Shares to which the derivative position relates;”

provided, however, that nothing in this Section 1(c) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of forty (40) days.

3.           Amendment of Section 7(b).  Section 7(b) of the Rights Agreement is hereby amended to delete “$200.00” and add $250.00.

4.           Amendment of Section 23(b)(i).  Section 23(b)(i) of the Rights Agreement is amended and restated in its entirety to read as follows:

(i) The Board of Directors may, at its option, may, at its option, at any time prior to the Close of Business on the earlier of (A) the Distribution Date, or (B) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”), and the Company may, at its option, pay the Redemption Price in Common Shares (based on the “current per-share market price,” as such term is defined in

Section 11(d) hereof, of the Common Shares at the time of redemption), cash or any other form of consideration deemed appropriate by the Board of Directors. The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and subject to such conditions as the Board of Directors in its sole discretion may establish. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(a)(ii) hereof prior to the expiration or termination of the Company’ s right of redemption under this Section 23(b)(i).

5.           Amendment of Section 23(b)(ii).  Section 23(b)(2) of the Rights Agreement is hereby amended to delete “20%” and add “10%”.

6.           Amendment of Section 33.  Section 33 of the Rights Agreement is hereby amended to add the following sentence:

“A signature to this Agreement or any amendment thereto transmitted electronically shall have the same authority, effect and enforceability as an original signature.”

7.           Amendment to Exhibit B (Form of Rights Certificate).  Exhibit B to the Rights Agreement is hereby deleted and replaced in its entirety with the revised Form of Rights Certificate attached hereto as Exhibit 1.

8.           Amendment to Exhibit C (Summary of Rights).  Exhibit C to the Rights Agreement is hereby deleted and replaced in its entirety with the revised Summary of Rights attached hereto as Exhibit 2.

9.           Agreement as Amended.  The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.  Except as set forth herein, the Rights Agreement shall remain in full force and effect and otherwise shall be unaffected hereby.  Any modification to the provisions of the Rights Agreement pursuant to the Stock Dividend shall be of no further force or effect.

10.           Severability.  If any term, provision or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions or restriction of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

11.           Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

12.           Counterparts.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Amendment transmitted electronically shall have the same authority, effect and enforceability as an original signature.

                13.          Descriptive Headings.  Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment is executed as of the date first written above.

ATTEST:	JOS. A. BANK CLOTHIERS, INC.

By: /s/ Charles D. Frazer	By: /s/ R. Neal Black
Name: Charles D. Frazer	Name: R. Neal Black
Title: Senior Vice President, General Counsel and Secretary	Title: President and Chief Executive Officer

ATTEST:	CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By: /s/ Monty Harry	By: /s/ John W. Comer, Jr.
Name: Monty Harry	Name: John W. Comer, Jr.
Title: Vice President	Title: Vice President

Exhibit 1

Revised Form of Rights Certificate

 [See attached]

Exhibit 2

Revised Summary of Rights to Purchase Preferred Shares

 [See attached]

FORM OF RIGHT CERTIFICATE

Certificate No. R-	Rights

NOT EXERCISABLE AFTER SEPTEMBER 20, 2017, OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS.  THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

RIGHT CERTIFICATE
JOS. A. BANK CLOTHIERS, INC.

This certifies that                               or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of September 6, 2007 and amended as of January 3, 2014 (as may be further amended from time to time, the “Rights Agreement”), between Jos. A. Bank Clothiers, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 pm, New York City time, on September 20, 2017, at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of the Company’s Series A Junior Participating Preferred Stock, par value $1.00 per share (the “Preferred Shares”), at a purchase price of $250.00 per one one-hundredth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.  The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of January 3, 2014 based on the Preferred Shares as constituted at such date.

From and after the time any Person becomes an Acquiring Person (as such terms are defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee after the Acquiring Person becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void without any further action and no holder hereof shall have any right with respect to such Rights from and after the time any Person becomes an Acquiring Person.

As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, as amended from time to time, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.  Copies of the Rights Agreement are on file at the Company’s principal executive offices and at the Rights Agent’s offices located at 17 Battery Place, New York, NY 10004.

This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.  If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.01 per Right or (ii) may be exchanged in whole or in part for shares of the Company’s Common Stock, par value $0.01 per share, or, upon circumstances set forth in the Rights Agreement, cash, property or other securities of the Company, including fractions of a share of Preferred Stock.

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No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the Company’s election, be evidenced by depositary receipts) but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company dated            , 20   .

ATTEST:	JOS. A. BANK CLOTHIERS, INC.

Name:	Name:
Title:	Title:

COUNTERSIGNED:

CONTINENTAL STOCK TRANSFER & TRUST
COMPANY, as Rights Agent

By:
Authorized Officer
Name:
Title:

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Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED _______________________________________ hereby sells, assigns and transfers unto

(Please print name and address of transferee)

_________________________________________________________ this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

Signature Guaranteed:

SIGNATURES must be guaranteed by an “Eligible Guarantor Institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person, an Interested Stockholder or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement); and (2) after due inquiry and to the best of the knowledge of the  undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person, an Interested Stockholder, or an Affiliate or Associate thereof.

Signature

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 FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise
Rights represented by the Right Certificate.)

To Continental Stock Transfer & Trust Company:

The undersigned hereby irrevocably elects to exercise
Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:

(Please print name and address)

Dated:

Signature

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Signature Guaranteed:

Signatures must be guaranteed by an “Eligible Guarantor Institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

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The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not beneficially owned by nor are they being exercised on behalf of an Acquiring Person, an Interested Stockholder or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement); and (2) after due inquiry and to the best of the knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person, an Interested Stockholder, or an Affiliate or Associate thereof.

Signature

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NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

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JOS. A. BANK CLOTHIERS, INC.

SUMMARY OF RIGHTS TO PURCHASE
PREFERRED SHARES

On September 5, 2007, the Board of Directors of JOS. A. BANK CLOTHIERS, INC. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share (the “Common Shares”), of the Company.  The dividend is effective as of September 20, 2007 (the “Record Date”) with respect to the stockholders of record on that date.  The Rights will also attach to new Common Shares issued after the Record Date.  Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the “Preferred Shares”), of the Company at a price of $200.00 per one one-hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment.  Each Preferred Share is designed to be the economic equivalent of 100 Common Shares.  The description and terms of the Rights are set forth in a Rights Agreement dated as of September 6, 2007 (the “Rights Agreement”), between the Company and Continental Stock Transfer & Trust Company (the “Rights Agent”).

On January 3, 2014 (the “Amendment Date”), the Rights Agreement was modified, pursuant to Amendment No. 1 to Rights Agreement (“Amendment No. 1”), to: (i) decrease the beneficial ownership threshold from 20% to 10% by which any person or entity (together with all affiliates and associates of such person or entity) becomes an Acquiring Person (defined below) as contemplated by the Rights Agreement (subject to certain exceptions as set forth therein); (ii) include provisions in respect of certain derivative or synthetic arrangements having characteristics of a long position in the common shares of the Company in the definition of securities which a person or entity would be deemed to beneficially own; (iii) increase the Purchase Price to $250; and (iv) allow the Company’s Board of Directors to redeem the Rights for any reason at any time prior to the close of business on Distribution Date (as defined below).

DETACHMENT AND TRANSFER OF RIGHTS

Initially, the Rights will be evidenced by the stock certificates representing Common Shares then outstanding, and no separate Right Certificates will be distributed.  Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons, has become an “Acquiring Person” (as such term is defined in the Rights Agreement) or (ii) 10 business days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer which would result in the beneficial ownership by an Acquiring Person of 10% or more of the outstanding Common Shares (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate.

In general, an “Acquiring Person” is a person, the affiliates or associates of such person, or a group, which has acquired beneficial ownership of 10% or more of the outstanding Common Shares.  Generally, under the Rights Agreement, an “Acquiring Person” will not be deemed to include (i) the Company, (ii) a subsidiary of the Company, (iii) any employee benefit or compensation plan of the Company or any subsidiary of the Company, or (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan of the Company or any subsidiary of the Company.  In addition, except in certain circumstances as set forth in the Rights Agreement, (i) no person will become an Acquiring Person as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares issued and outstanding, increases the percentage of Common Shares beneficially owned by such person to 10% or more of the Common Shares then outstanding, (ii) no person will become an Acquiring Person as the result of the acquisition of Common Shares directly from the Company; unless, in the case of either subsection (i) and (ii), such person thereafter acquires additional Common Shares without the Company’s prior written consent, (iii) no person will become an Acquiring Person if the board of directors of the Company determines in good faith that such person who would otherwise be an Acquiring Person, became an Acquiring Person inadvertently and such person divests enough shares to fall below

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the 10% beneficial ownership threshold following written notice from the Company; provided that, such person will be deemed to be an Acquiring Person if he or she subsequently increases the percentage of Common Shares beneficially owned to 10% or more, (iv) FMR LLC and its affiliates and associates (“FMR”) shall not be an Acquiring Person provided that FMR is not (and does not become) the beneficial owner of a percentage of the Common Shares of the Company outstanding that is greater (by more than one percent (1%) of the Common Shares of the Company then outstanding) than (1) the percentage of the Common Shares of the Company outstanding as to which FMR had beneficial ownership on the Amendment Date, or (2) such lesser percentage as to which FMR has beneficial ownership following any transfer of the Company’s securities by FMR after the Amendment Date, (v) no person who beneficially owned 9% or more, but no greater than 19.99% of the Common Shares of the Company issued and outstanding as of the Amendment Date shall be deemed an Acquiring Person so long as such person does not become the owner of a percentage of Common Shares of the Company outstanding that is greater (by more than one percent (1%) of the Common Shares of the Company then outstanding) than (1) the percentage of Common Shares of the Company outstanding as to which such person had beneficial ownership on the Amendment Date or (2) such lesser percentage as to which such person has beneficial ownership following any transfer of the Company’s securities by such person after the Amendment Date; provided further that subsections (iv) and (v) shall apply to such person only until the first time, following the Amendment Date, as such person beneficially owns less than 9% of the Common Shares of the Company then issued and outstanding and (vi) no person will become an Acquiring Person who or which otherwise would be an Acquiring Person as of the Amendment Date solely as a result of giving effect to the amendment in the definition of securities which a person or entity would be deemed to beneficially own in respect of certain derivative or synthetic arrangements having characteristics of a long position in the common shares of the Company pursuant to Amendment No. 1; provided that such person shall become an Acquiring Person if, following the close of business on the Amendment Date, such person, together with all affiliates and associates of such Person, acquires Beneficial Ownership (after giving to the amendment to the definition of securities which a person or entity would be deemed to beneficially own pursuant to Amendment No. 1) of additional shares of Common Shares representing 1% or more of the Common Shares.

In general, pursuant to the Rights Agreement, a person is deemed to beneficially own Common Shares (i) that such person or its affiliates or associates would be deemed to beneficially own within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, (ii) that such person or its affiliates or associates have the right to acquire or vote, (iii) that are beneficially owned, directly or indirectly, by any other person with which such person or any of such person’s affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, and (iv) at are the subject of (or synthetically owned pursuant to) a derivative transaction entered into by such person or any of such person’s affiliates or associates, including, for these purposes, any derivative security acquired by such person or any of such person’s affiliates or associates, that gives such person or any of such person’s affiliates or associates the economic equivalent of ownership of.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable with and only with the Common Shares.  Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier redemption or expiration of the Rights) the surrender or transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

EXERCISABILITY OF RIGHTS

The Rights are not exercisable until the Distribution Date.  The Rights will expire on September 20, 2017 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

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The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable or payable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution.  The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares, or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

TERMS OF PREFERRED SHARES

Preferred Shares purchasable upon exercise of the Rights will not be redeemable.  Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share, when, as and if declared by the Board of Directors, but will be entitled to an aggregate dividend of 100 times any dividend declared per Common Share.  In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100.00 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share.  Each Preferred Share will have 100 votes, voting together with the Common Shares.  Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share.  These rights are protected by customary anti-dilution provisions.  Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.  The Preferred Shares would rank junior to any other series of the Company’s preferred stock.

TRIGGER OF FLIP-IN AND FLIP-OVER RIGHTS

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person or any affiliate or associate thereof (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the Purchase Price.

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its affiliates or associates or certain other persons in which such persons have an interest, proper provision will be made so that each such holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the Purchase Price.

REDEMPTION AND EXCHANGE OF RIGHTS

At any time prior to the earlier of the close of business on (i) the Distribution Date, or (ii) the Final Expiration Date, the Board of Directors of the Company may redeem all, but not less than all, of the Rights at a price of $0.01 per Right (the “Redemption Price”).  In general, the redemption of the Rights may be made effective at such time, on such basis and subject to such conditions as the Board of Directors in its sole discretion may establish.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

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At any time after any Person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or, under circumstances set forth in the Rights Agreement, cash, property or other securities of the Company, including fractions of a Preferred Share (or of a share of a class or series of the Company’s preferred stock having equivalent designations and the powers, preferences and rights, and the qualifications, limitations and restrictions), per Right (with value equal to such Common Shares).

AMENDMENT OF RIGHTS

The terms of the Rights generally may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as the Rights become detached no such amendment may adversely affect the interests of the holders of the Rights (excluding the interest of any Acquiring Person or its affiliates or associates).

ADDITIONAL INFORMATION

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K dated September 7, 2007.  A copy of Amendment No. 1 to the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K dated January 3, 2014.  A copy of both the Rights Agreement and Amendment No. 1 are available from the Company by writing to: Jos. A. Bank Clothiers, Inc., 500 Hanover Pike, Hampstead, MD 21074, Attention:  General Counsel.  This summary description of the Rights is not intended to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

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